Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

                                                                           No. 3


                        BRAINSTORM CELL THERAPEUTICS INC.

             10% Convertible Promissory Note Due September 14, 2007


U.S.$100,000                                                 New York, New York
                                                             September 14, 2006

      BrainStorm Cell Therapeutics Inc., a Washington corporation (the "Company"), for value received, hereby promises to pay to Vivian Shaltiel or registered assigns (the "Holder"), the principal sum of U.S. One Hundred Thousand Dollars ($100,000) plus all accrued but unpaid interest on September 14, 2007 (the "Maturity Date"). Interest shall be computed on the basis of a 365-day year from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the rate of ten percent (10%) per annum, such interest to be due and payable in full on the Maturity Date.

      This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):

      1. default in the payment or performance of this or any other liability or obligation of the Company to the Holder, including the payment when due of any principal, premium or interest under this Note;

      2. the liquidation, termination of existence, dissolution, insolvency or business failure of the Company, or the appointment of a receiver or custodian for the Company or any part of its property if such appointment is not terminated or dismissed within sixty (60) days; or

      3. the institution by or against the Company or any indorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Company or any indorser or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors; or

Upon the occurrence of an Event of Default, the Holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of New York or afforded by other applicable law.

Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate which is five (5) percentage points above the rate per year specified in the first paragraph of this Note. Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Company with respect to the payment of such interest has been discharged (whether before or after judgment).

In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

All payments by the Company under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Company shall pay and save the Holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, premium or interest in such order and manner as shall be determined by the Holder in its discretion.

No reference in this Note to any guaranty or other document shall impair the obligation of the Company, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.

The Company agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the Holder in enforcing the obligations of the Company under this Note.

No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Company and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

      1. Conversion. The Holder of this Note has the right, at its option, at any time and from time to time prior to the close of business on the Maturity Date to convert all or part of the outstanding principal and interest amount of this Note into fully-paid and non-assessable shares of Common Stock, $0.00005 par value per share, of the Company ("Common Stock"). The number of shares of Common Stock that shall be issued upon conversion of this Note shall be calculated by dividing the amount of outstanding principal and interest that the Holder elects to convert by the average of the Conversion Price. The Conversion Price shall mean 75% of the average of the last bid and ask price of the Common Stock as quoted on the Over-the-Counter Bulletin Board or such other exchange where the Common Stock is quoted or listed for the five trading days ending the day prior to the Company's receipt of the Holder's written notice of election to convert. In order to exercise this optional conversion privilege, the Holder of this Note shall surrender this Note to the Company during usual business hours at the Company's principal executive office, accompanied by written notice in form satisfactory to the Company that the Holder elects to convert the principal amount of this Note or a portion hereof specified in such notice. Such notice shall also state the name or names (with address and Social Security number or federal tax identification number) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Notwithstanding the foregoing or anything to the contrary, upon the occurrence of an Event of Default (unless waived by the Holder), the Conversion Price shall mean 50% of the average of the last bid and ask price of the Common Stock as quoted on the Over-the-Counter Bulletin Board or such other exchange where the Common Stock is quoted or listed for the five trading days ending the day prior to the Company's receipt of the Holder's written notice of election to convert.


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

      2. Conversion Cap. In no event shall the Company issue greater than 10,000,000 shares of Common Stock, in the aggregate, to the Holder upon conversion of this Convertible Promissory Note.

      3. Surrender of Note and Delivery of Certificates. When surrendered for optional or mandatory conversion this Note shall, unless the shares issuable on conversion are to be issued in the same name as the name in which this Note is then registered, be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or her or its duly authorized attorney. As promptly as practicable after the surrender of this Note for conversion and the receipt of the notice specified above (in the case of optional conversion), the Company shall deliver or cause to be delivered at its principal executive office to the Holder, or on the Holder's written order, a certificate or certificates for the number of full shares issuable upon the conversion of this Note, or portion hereof, in accordance with the provisions hereof. Such conversion shall be deemed to have been made at the time this Note shall have been surrendered for conversion and the notice specified above (in the case of optional conversion) shall have been received by the Company at its principal executive office (the "Conversion Date"), and the holder in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the holder of record of the shares represented thereby. If less than the entire outstanding principal amount of this Note is being converted (in the case of optional conversion), a new Note shall promptly be delivered to the Holder for the unconverted principal balance and shall be of like tenor as to all terms as the Note surrendered.

      4.    Adjustment of Conversion Price.

            (i)   In case the Company shall:

                        (A) declare a dividend of Common Stock on its Common Stock,

                        (B) subdivide outstanding Common Stock into a larger number of shares of Common Stock by reclassification, stock split or otherwise, or

                        (C) combine outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise, then the number of shares of Common Stock issuable upon conversion of this Note immediately prior to any such event shall be adjusted proportionately so that thereafter the Holder of this Note shall be entitled to receive upon conversion of this Note the number of shares of Common Stock which such Holder would have owned after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event, provided that the Conversion Price shall in no event be reduced to less than the par value of the shares issuable upon conversion. Such adjustment shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

            (ii) If, prior to the Maturity Date, the Company shall at any time consolidate or merge with another corporation (other than a merger or consolidation in which the Company is the surviving corporation), the registered holder hereof will thereafter be entitled to receive, upon the conversion hereof, the securities or property to which a holder of the number of shares of Common Stock then deliverable upon the conversion hereof would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the conversion of this Note.

      5. Statement of Adjustment. Whenever the Conversion Price shall be adjusted as provided in herein, the Company shall provide the Holder with a statement, signed by the Chairman of the Board, the President, any Vice President, the Treasurer or Secretary of the Company, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustment to be sent by mail, first class, postage prepaid, to the record holder of the Note at his or its last known address appearing on the records of the Company.

      6. Fractional Shares. No fractional shares of Common Stock shall be issuable upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note, or portion hereof, for conversion. Such payment shall be based on the Conversion Price.

      7. Accrued Interest. Upon the conversion of this Note, the Company shall not be required to pay any accrued but unpaid interest on the amount so converted up to the Conversion Date.

      8. Securities Act of 1933. Upon conversion of this Note, the registered holder may be required to execute and deliver to the Company an instrument, in form satisfactory to the Company, representing that the shares issuable upon conversion hereof are being acquired for investment and not with a view to distribution within the meaning of the Securities Act of 1933, as amended.

      9. Prepayment of Principal. The principal indebtedness represented by this Note may be prepaid in whole or in part, with ten (10) days prior written notice to the Holder of this Note.

      10. Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder of this Note, and their respective heirs, successors and assigns.

      11. Recourse. Recourse under this Note shall be to the general unsecured assets of the Company only and in no event to the officers, directors or stockholders of the Company.

      12. Changes. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the Holder.

      13. Currency. All payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

      14. Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the Holder hereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

                  If to the Holder:

                  Vivian Shaltiel
                  P.O.B 12526
                  Herzelia
                  Israel 46733

                  If to the Company:

                  BrainStorm Cell Therapeutics Inc.
                  110 East 59th Street
                  New York, New York  10022
                  Attention:  Chief Financial Officer

                  with a copy to:

                  BRL Law Group LLC
                  31 St. James Avenue, Suite 850
                  Boston, MA 02116
                  Attention:  Thomas B. Rosedale
                  Facsimile:  617-399-6930


      15. Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in the New York, New York shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

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

      16. Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

      IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.


                                          BRAINSTORM CELL THERAPEUTICS INC.


                                          By: /s/ Yoram Drucker
                                              ----------------------------------
                                          Title:  Chief Operating Officer



Agreed and Accepted this 14th day of September, 2006:

By: /s/ Vivian Shaltiel
    --------------------
Vivian Shaltiel

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